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                                                                       EXHIBIT 1

                       [PRICE WATERHOUSE LLP LETTERHEAD]


April 10, 1998


Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549

Ladies and Gentlemen:


                              EYE TECHNOLOGY, INC.


We have read Item 4 of Eye Technology, Inc.'s filing on Form 8-K/A dated April 10, 1998 and are in agreement with the statements contained in Item 4 therein.


Your very truly,


/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP